Exhibit 99.1

PRESS RELEASE
For Immediate Release
December 3, 2008

Lazydays Retains Financial Advisor

TAMPA, Fla. - On November 17, 2008, Lazy Days’ R.V. Center, Inc. (Lazydays) announced that the Company had elected not to make the interest payment that was due and payable on that same day to holders of its 11 3/4% Senior Notes due 2012 (Senior Notes). The Company intends to engage in discussions with holders of its Senior Notes to positively improve its liquidity position going forward.

The Company has retained Macquarie Capital (USA) Inc. to assist and advise the Company in discussions with holders of its Senior Notes. Senior Noteholders with questions should contact the Company’s Chief Financial Officer, Randy Lay at (813) 342-4237.

Safe Harbor Statement

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements speak only as of the date of this release, and include statements relating to the Company’s future discussions with its existing noteholders.  Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, including unanticipated changes in the securities market and competitive conditions, the potential loss of key technical and business personnel, uncertainty about our liquidity position, unanticipated fluctuations in our operating results, reduced availability of financing and tightened credit standards for our customers, changes in consumer preferences for our products, our dependence on continued relationships with major manufacturers who supply our products, changes in government regulations and other risk factors.  We urge investors to review our filings with the Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q, and 8-K, which describe these and other important risk factors that could have an adverse effect on our results.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

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For More Information:

Randy Lay
Chief Financial Officer
813.342.4237
rlay@lazydays.com